                                                                  EXHIBIT 4(KKK)

                                 19 JANUARY 2001


                     TXU EUROPE MERCHANT PROPERTIES LIMITED
                                  (as Landlord)


                     TXU EUROPE MERCHANT GENERATION LIMITED
                                   (as Tenant)


                          EASTERN GROUP FINANCE LIMITED
                                  (as Trustee)


                              TXU EUROPE GROUP plc
                                 (as Guarantor)


                            TXU EUROPE POWER LIMITED
                                 (as Guarantor)


                             EASTERN ELECTRICITY plc

                                BARCLAYS BANK PLC
                                SOCIETE GENERALS
                         THE ROYAL BANK OF SCOTLAND plc
                            THE TORONTO-DOMINION BANK
                                     UBS AG
                      WESTDEUTSCHE LANDESBANK GIROZENTRALE
                      BANK OF AMERICA INTERNATIONAL LIMITED
                                   (as Banks)


                                BARCLAYS BANK PLC
                                   (as Agent)


                         -------------------------------

                                SUPPLEMENTAL DEED

                        --------------------------------

                                TABLE OF CONTENTS

CLAUSE                                                                          PAGE

1.       INTERPRETATION............................................................2

         Definitions...............................................................2

2.       GENERAL...................................................................2

3.       REPRESENTATIONS AND WARRANTIES............................................3

4.       PREPAYMENT, REASSIGNMENT AND RELEASE......................................3

         Rent Prepayment to Banks..................................................3

         Reassignment..............................................................3

         Release...................................................................4

5.       INTERACTION WITH ASSIGNMENT AND GUARANTEE.................................4

6.       INDEMNITY.................................................................5

7.       DEEMED INCLUSION OF PROVISIONS............................................5

8.       CONTINUATION OF TRANSACTION DOCUMENTS.....................................5

9.       CUSTODY...................................................................5

10.      COUNTERPARTS..............................................................5

11.      GOVERNING LAW.............................................................5

SCHEDULE I.........................................................................6

         Part I....................................................................6

         Part II...................................................................7

         Bank Account Details for Banks............................................7

THIS DEED is made on 19th January 2001

BETWEEN:

TXU EUROPE MERCHANT PROPERTIES LIMITED (formerly Eastern Merchant Properties Limited) (registered in England and Wales No. 3181383) whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ (the Landlord);

TXU EUROPE MERCHANT GENERATION LIMITED (formerly Eastern Merchant Generation Limited) (registered in England and Wales No. 03116225) whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ (the Tenant);

EASTERN GROUP FINANCE LIMITED (registered in England and Wales No. 2937764) whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ (the Trustee);

TXU EUROPE GROUP plc (formerly Eastern Group plc) (registered in England and Wales No. 3247622) whose registered office is at Crown House, 51 Aldwych, London WC2B 4AX (a Guarantor);

TXU EUROPE POWER LIMITED (formerly Eastern Generation Limited) (registered in England and Wales No. 2353756) whose registered office is at Wherstead Park, Wherstead, Ipswvich, Suffolk IP9 2AQ (a Guarantor);

EASTERN ELECTRICITY plc (registered in England Wales No. 2366906) whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ;

THE BANK listed in Schedule 1, Part I as Banks (together the Banks);

BARCLAYS BANK PLC (registered in England and Wales No. 1026167) whose registered office is at 54 Lombard Street, London EC3P 3AM as agent (the Agent),

WHEREAS:

(A)      This Deed is supplemental to the Finance Documents.

(B) The Tenant wishes to prepay all outstanding Rents on Friday, 19 January 2001 and the Banks and the Agent have agreed, in consideration of such prepayment to release the Tenant, the Landlord and the Guarantors from certain of their obligations under the Finance Documents subject to the conditions contained in this Deed.

      Interpretation

Definitions

1.1 In this Deed (including the Recitals), unless the context otherwise requires, the expressions defined in the Assignment or the Guarantee have the some meanings and in addition, the following expressions have the following meanings:

Assignment means the Deed of Assignment of Rents dated 28 October 1996 between the Landlord, the Trustee, certain of the Banks and the Agent as consented to by the Tenant and as amended and supplemented prior to the date hereof;

Custodian means Barclays Private Bank and Trust Limited;

Custody Deed means the custody deed dated 28 October 1996 between the Landlord, the Trustee, certain of the Banks and the Custodian;

Effective Date means the later of (a) Friday, 19 January 2001 or such other date as the parties may agree in writing and (b) the date on which the Banks receive all amounts due and payable under this Deed;

Entitlement means in relation to any Bank, the portion of the Prepayment Amount to which that Bank is entitled; expressed as a percentage and shown in the column headed "Entitlement" opposite the relevant Bank's name in Part I of
Schedule 1;

Finance Documents means the Assignment and the Guarantee and Finance Document means either of them;

Guarantee means the Deed of Guarantee and Indemnity dated 28 October 1996 between the Guarantors, the Agent and certain of the Banks, inter alia, as amended and supplemented prior to the date hereof;

Prepayment means the prepayment of the Aggregate Outstanding Rents and certain other amounts by the Tenant to the Agent pursuant to clause 4.1;

Prepayment Amount means(pound)191,949,004.56;

Waiver Fee Amount means the Waiver Fee due and payable (together with applicable
VAT) on the Effective Date in accordance with the Waiver Fee Letter;

Waiver Fee Letter means the letter dated 3rd January 2001 from the Agent to certain of the parties hereto, inter alia.

1.2 The construction provisions of clauses 1.2 and 1.3 of the Guarantee shall be deemed to be incorporated herein and shall apply to the terms of this Deed.

      GENERAL

2.(a) This Deed is supplemental to the Finance Documents, and each Finance
      Document shall be read and construed subject to this Deed.

(b) This Deed is also supplemental to the Transaction Documents and references to the Transaction Documents shall be deemed to include a reference to this Deed.

     REPRESENTATIONS AND WARRANTIES
3. Each party to this Deed hereby represents and warrants to each other on the date hereof:

(a) it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b) it has power to enter into this Deed and to exercise its rights and perform its obligations hereunder, and all corporate or other action required to authorise its execution of this Deed and its performance of its obligations hereunder has been duly taken;

(c) its execution of this Deed and its exercise of its rights and performance of its obligations hereunder will not contravene any provision of law, statute, rule or regulation to which it is subject, or violate any provision of its Memorandum or Articles of Association or any agreement or other instrument by which it may be bound in any case where such contravention or violation could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Deed or the binding nature of such obligations; and

(d) all governmental or other authorisations, approvals or consents (if any) required by it for the execution and delivery by it of this Deed, for the exercise by it of its rights and the observance and performance by it of all of its obligations and duties hereunder have been obtained and are in full force and effect.

     PREPAYMENT, REASSIGNMENT AND RELEASE
Rent Prepayment to Banks

4.1 Notwithstanding anything to the contrary in the Finance Documents, on 19 January 2001 the Tenant shall pay to the Banks in same day funds the Prepayment Amount and the Waiver Fee Amount.

The Prepayment Amount shall be divided amongst the Banks in accordance with each Banks respective Entitlement with the amounts the Tenant shall pay to each Bank being shown in the column headed "Prepayment Amount Portion" in Part I of
Schedule 1. Such payment shall be made to the Banks for the credit of their respective bank accounts as set out in Part II of Schedule 1.

Reassignment

4.2 In consideration of, and following receipt in full by the Banks of the Prepayment Amount and the Waiver Fee Amount, the Trustee hereby reassigns with full title guarantee to the Landlord all the Trustee's right, title and interest in and to the Rents and in and to the benefit of the Tenant's covenant in each Lease to pay the Rents falling due on the First Rent Day and thereafter during the Assignment Period in accordance with such Lease and the right to demand, accelerate, sue for, recover and give receipt for the Rents and any amount of Rents received by the Landlord, including, without limitation, pursuant to the right to demand, accelerate, sue for and recover the Rents, as assigned to the Trustee pursuant to the Assignment.

Release

4.3 In consideration of the Prepayment and subject to receipt in full by the Banks of the Prepayment Amount, the Waiver Fee Amount and all other amounts due under the Finance Documents on the Effective Date (if any), the Banks with effect from the Effective Date, release and discharge the Tenant, the Trustee, the Landlord anal the Guarantors from their obligation to pay the Rents to each Bank.

      Interaction with Assignment and Guarantee
5.1 Upon irrevocable payment in full of any amount expressed to be payable under Clause 4, each Bank agrees that with effect from the Effective Date:

(a) the representations and warranties contained in Clause 3.1 of the Guarantee shall cease to apply (but without prejudice to any claim arising in respect of such representations or warranties given on or prior to the Effective Date);

(b) the covenants contained in sub-Clauses 4.1 (a) to (i), and (k) to (y), Clauses 4.3, 4.4 and 4.5, 5(b) and (c) and the provisions of Clauses 16.1 (save in relation to any claim arising thereunder as a result of the circumstances or the occurrence of any of the events specified in Clause
      12) 16.2, 16.3, 16.4, 17.1, 17.2, 18.1 and 20, and 21.2 and 21.3 (save in relation to any claim arising under Clause 21.2(i) and 21.3(i) in respect of the period prior to the Effective Date) of the Guarantee shall cease to apply;

(c) the covenants contained in Clause 4.1(z) and Clause 5(a) of the Guarantee shall be amended to read as follows:

               "4.1(z) procures that there is maintained in accordance with good industry practice third party liability insurance in respect of the Properties to the reasonable satisfaction of the Agent (acting in accordance with the instructions of an Instructing Group)."

               "5(a) to procure that there is maintained in accordance with good industry practice third party liability insurance in respect of the Properties to the reasonable satisfaction of the Agent (acting in accordance with the instructions of an Instructing Group)";

(d) the representations and warranties contained in Clauses 7 and 8 of the Assignment shall cease to apply (but without prejudice to any claim arising in respect of such representations and warranties given on or prior to the Effective Date); and

(e) the covenants contained in Clauses 5 and 6 of the Assignment shall cease to apply in respect of the Rents.

5.2 The parties to this Deed agree that Clause 2.5 of the Assignment shall be disapplied in relation to the receipt by the Banks of the Prepayment Amount and the Waiver Fee Amount on the Effective Date.

      Indemnity
6. Each of the Guarantors as principal obligor hereby jointly and severally agrees irrevocably and unconditionally to indemnify the Agent and each Bank and each of their Affiliates in full on receipt of a demand served on each of them in writing, on an after tax basis against all liability, losses, claims, costs, charges and expenses which are suffered or properly incurred by it or a Relevant Participant or any of their Affiliates (a loss) and any costs, charges and expenses to which it or they may be subject or which it or they may properly incur (a charge) as a consequence of the operation of, or the transactions contemplated by, this Deed including, without limitation, any loss or charge on account of funds borrowed, contracted for, allocated or utilised to fund or hedge any amount payable under any Finance Document or Participation Agreement. A certificate prepared in good faith by the Agent of amounts payable by the Guarantor to the Banks under this clause shall be conclusive in the absence of manifest error.

      Deemed Inclusion of Provisions
7.    The provisions of Clauses 21.4, 21.6, 21.7, 21.8, 21.9, 21.10, 21.11, 23,
25, 29(iv) and (vi), 30, 31, 32, 33, 35, 36, 37, 40 and 41 of the Guarantee
shall apply to this Deed as if set out in full (mutatis mutandis) but as if references in those provisions to any Transaction Document were references to this Deed.

      Continuation of Transaction Documents
8. Except as expressly provided is this Deed, the Guarantee and the Assignment shall continue in full force and effect.

      Custody
9. Each of the parties to this Deed agree that this Deed shall constitute a Custody Document as defined in the Custody Deed and shall be held by the Custodian in accordance with the terms of the Custody Deed, and the provisions of the Custody Deed shall apply thereto mutatis mutandis.

      Counterparts
10. This Deed may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together shall constitute the same agreement.

      Governing Law
11. This Deed is governed by and shall be construed in accordance with English law.

IN WITNESS whereof this Deed has been duly executed as a deed and delivered on the date stated at the beginning of the Deed.

                                     SCHEDULE I

                                       Part I

                                           Entitlement      Prepayment
The Banks                                  (approximate)    Amount Portion

Barclays Bank PLC                           8.04895007%     (pound)15,449,879.53

SocieteGenerale                            16.66666667%     (pound)31,991,500.76

The Royal Bank of Scotland plc             16.66666667%     (pound)31,991,500.76

The Toronto-Dominion Bank                  16.66666667%     (pound)31,991,500.76

UBS AG                                     16.66666667%     (pound)31,991,500.76

Westdeutsche Landesbank Girozentrale       16.66666667%     (pound)31,991,500.76

Bank of America International Limited       8.61771660%     (pound)16,541,621.23

                                     Part II

                         Bank Account Details for Banks

-------------------------------------- ----------------------------------------
Banks                                          Account Details
----                                           ---------------


-------------------------------------------------------------------------------
Barclays Bank PLC                              A/C No.:        2808 8306
                                               Sort Code :     20-00-34
                                               Bank:           Barclays Bank PLC

-------------------------------------------------------------------------------
SocieteGenerale                                A/C No.:        9029 1382
                                               Sort Code :     20-00-00
                                               Bank:           Barclays Bank PLC

-------------------------------------------------------------------------------
The Royal Bank of Scotland plc                 A/C No.:        8002 8398
                                               Sort Code :     20-00-00
                                               Bank:           Barclays Bank PLC

-------------------------------------------------------------------------------
The Toronto-Dominion Bank                      A/C No.:        8096 5383
                                               Sort Code :     20-00-00
                                               Bank:           Barclays Bank PLC

-------------------------------------------------------------------------------
UBS AG                                         A/C No.:        3093 5387
                                               Sort Code :     20-00-00
                                               Bank:           Barclays Bank PLC

-------------------------------------------------------------------------------
Westdeutsche Landesbank                        A/C No.:        1083 3487
Girozentrale                                   Sort Code :     20-00-00
                                               Bank:           Barclays Bank PLC

-------------------------------------------------------------------------------
Bank of America International                  A/C No.:        8069 5394
Limited                                        Sort Code :     20-00-00
                                               Bank:           Barclays Bank PLC
-------------------------------------------------------------------------------

SIGNED as a DEED by

/s/ C. Byrne
-------------------------------------------
As attorney for TXU                        )
EUROPE MERCHANT PROPERTIES                 ) /s/ C. Byrne
LIMITED in the presence of:                )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address:      BARCLAYS PRIVATE BANK & TRUST LIMITED
              P.O. Box No. 82, 39-41 Broad Street,
              St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ C. Byrne
------------------------------------------
As attorney for TXU                       )
EUROPE MERCHANT GENERATIONS               ) /s/ C. Byrne
LIMITED in the presence of:               )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address:   BARCLAYS PRIVATE BANK & TRUST LIMITED
           P.O. Box No. 82, 39-41 Broad Street,
           St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ C. Byrne
------------------------------------------
As attorney for EASTERN                   )
GROUP FINANCE LIMITED                     ) /s/ C. Byrne
in the presence of:                       )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address:      BARCLAYS PRIVATE BANK & TRUST LIMITED
              P.O. Box No. 82, 39-41 Broad Street,
              St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by


/s/ C. Byrne
--------------------------------------
As attorney for TXU                   )
EUROPE GROUP PLC                      ) /s/ C. Byrne
in the presence of:                   )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ C. Byrne
--------------------------------------
As attorney for TXU                   )
EUROPE POWER LIMITED                  ) /s/ C. Byrne
in the presence of:                   )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by


/s/ C. Byrne
--------------------------------------
As attorney for EASTERN               )
ELECTRICITY plc                       ) /s/ C. Byrne
in the presence of:                   )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ A. Ioanniois
--------------------------------------
As attorney for BARCLAYS BANK PLC     )
as Agent in the presence of:          ) /s/ A. Ioanniois


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ A. Ioanniois
--------------------------------------
As attorney for BARCLAYS BANK PLC     ) /s/ A. Ioanniois
as Bank in the presence of:           )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by


/s/ A. Ioanniois
----------------------------------------
As attorney for SOCIETE GENERALE        ) /s/ A. Ioanniois
in the presence of:                     )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ A. Ioanniois
----------------------------------------
As attorney for THE ROYAL BANK OF       ) /s/ A. Ioanniois
SCOTLAND PLC in the presence of:        )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ A. Ioanniois
----------------------------------------
As attorney for TORONTO-DOMINION BANK   ) /s/ A. Ioanniois
in the presence of:                     )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by


/s/ A. Ioanniois
----------------------------------------
As attorney for UBS AG                  ) /s/ A. Ioanniois
in the presence of:                     )


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ A. Ioanniois
----------------------------------------
As attorney for WESTDEUTSCHE            ) /s/ A. Ioanniois
LANDESBANK GIROZENTRALE                 )
in the presence of:


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

SIGNED as a DEED by

/s/ J. Cordova-Udompholkul
----------------------------------------
As attorney for BANK OF AMERICA         ) /s/ J. Cordova-Udompholkul
INTERNATIONAL LIMITED                   )
in the presence of:


Witness: /s/ N. Ferguson

Name: Nicole Ferguson

Occupation: Corporate Manager

Address: BARCLAYS PRIVATE BANK & TRUST LIMITED
         P.O. Box No. 82, 39-41 Broad Street,
         St. Heiler, Jersey JE4 8PU, Channel Islands

TXU Europe Group plc (formerly Eastern Group plc)                       39-41 Broad Street
TXU Europe Merchant Properties Limited                                  St Helier
(formerly Eastern Merchant Generation Limited)                          Jersey JE4 8PU
Eastern Group Finance Limited                                           Channel Islands
TXU Europe Power Limited (formerly Eastern Generation Limited)          Tel 01534 873741
Eastern Electricity plc                                                 Fax 01534 872737

The Banks (as set out in the Supplemental Deed)

Barclays Bank PLC (as Agent)

                                                                        BARCLAYS

c/o Barclays Private Bank & Trust Limited
39/41 Broad Street
St Helier, Jersey
IE4 8PU

Our ref CH/RLS

Dear Sirs

TXU Europe Merchant Properties Limited
Rent Factoring Transaction dated 28 October 1996

We refer to the Supplemental Deed dated 19 January 2001 (the "Supplemental Deed") between TXU Europe Group plc, TXU Europe Merchant Properties Limited, TXU Europe Merchant Generation Limited, Eastern Group Finance Limited, TXU Europe Power Limited, Eastern Electricity plc, the Banks (as set out in the Supplemental Deed) and Barclays Bank PLC as Agent under the Guarantee and Indemnity (the "Guarantee and Indemnity") dated 28 October 1996 and entered into in respect of certain rent factoring arrangements concluded by, inter alia, TXU Europe Merchant Properties Limited, pursuant to which, among other things, certain changes were requested to the Guarantee and Indemnity in order to allow the Tenant to prepay all outstanding Rents on 19 January 2001.

We confirm that (i) we have received the original Supplemental Deed executed on behalf of the above named parties and (ii) the originals of the Supplemental Deed and this letter (together with "Documents") will be held in Jersey by Barclays Private Bank & Trust Limited on behalf of the parties to the Documents on the terms, mutatis mutandis, of the Custody Deed (the "Custody Deed") dated 28 October 1996 (as amended) between TXU Europe Merchant Properties Limited, Eastern Group Finance Limited, Barclays Bank PLC, The Royal Bank of Scotland plc, Societe Generale, The Toronto-Dominion Bank, UBS AG, Westdeutsche Landesbank Girozentrale, Bank of America International Limited and Barclays Private Bank & Trust Limited as if TXU Europe Group plc, TXU Europe Power Limited, Eastern Electricity Plc and TXU Europe Merchant Generation Limited were party to the Custody Deed and as if the Documents were Custody Documents as defined therein.

/s/ N. Ferguson

Yours faithfully
for and behalf of
Barclays Private Bank & Trust Limited

Authorised Official

The Industrial Bank Of Japan, Limited
London Branch

Bracken House
One Friday Street, London EC4M 9JA
Tel: 020-7248 1111 Telex: 886939 Fax: 020-7248 1114

direct tel: +44-20-7815.2217                       direct fax: +44-20-7815.2222
e-mail: n.williams@ibj.co.uk

10 October 2001

Mr Gary Wiffin
Deputy Group Treasurer
TXU Europe
PO Box 40
Wherstead Park
Wherstead
Ipswich
Suffolk, IP9 2AQ

Mr Bill Currie
Manager, Energy & Project Finance
Corporate Banking Europe
The Bank of Nova Scotia
Scotia House
33 Finsbury Square
London, EC2A 1BB

Gentlemen

TXU Europe Merchant Generation/TXU Europe Merchant Properties
(pound)500 million Prepayment Facility dated I July 1996
(as amended by an Amendment and Restatement Agreement dated 8 August 1996 and the Deferred Premium Settlement Deed dated 28 October 1996)
---------------------------------------------------------------

Enclosed please find your originals of the Letter of Release of Charges completed by the Parties on 27 September 2001 for your records.

Should you have any questions concerning the attached please let me know.

With kind regards

/s/ Nick Williams

Nick Williams
Senior Manger, European Agency Dept

TXU Europe Group PIC
Wherstead Park
PO Box 40
Wherstead Ipsvwich
Suffolk IP9 2AQ

Web: http://www.txu-europe.com

               For the attention of:               27 September 2001
               --------------------

               Loans Administration
               The Industrial Bank of Japan Limited
               Bracken House
               One Friday Street
               London
               EC4M 9JA

               as Agent for itself and for the other Banks and Participants

               Dear Sirs,

               TXU Europe Merchant Generation Limited ("MGL") and TXU Europe Merchant Properties Limited ("MPL") (together the "Borrowers") under a (pound)500,000,000 Prepayment Facility Agreement dated 1st July, 1996 as amended and restated by an amendment and restatement agreement dated 8th August, 1996 and as further amended by a Deferred Premium Settlement Deed between the Borrowers, Eastern Electricity plc, The Industrial Bank of Japan, Limited (for itself as Bank and Participant and as Agent and Arranger) and The Bank of Nova Scotia and Societe Generale in their respective capacities as Bank and Participant dated 28th October, 1996 and as further amended by a Letter of Agreement dated 29th March, 2001 between the Borrowers and The Industrial Bank of Japan, Limited (for itself as Bank and Participant and as Agent for the Banks and Participants) (the "Facility Agreement")

               1.   Introduction

               We refer to:

               (a)  the Facility Agreement;

               (b) the Irrevocable Payment Direction Deed between National Power plc, Eastern Electricity plc (formerly Eastern Group plc), MPL and The Industrial Bank of Japan, Limited dated 27th June, 1996; and

               (c) (i) Charge on Cash between MPL and Societe Generale dated 28th October, 1996, (ii) Charge on Cash between MPL and The Bank of Nova Scotia dated 28th October, 1996, and (iii) Charge on Cash between MPL and The Industrial Bank o(pound) Japan, Limited dated 28th October, 1996, (each a "Charge on Cash" and together the "Charges on Cash"),

               (together, the "Documents").

                    Terms defined in the Documents shall, except as otherwise expressly provided herein or the context otherwise requires, have the same meaning in this letter.

                    2. Application of Deposit Moneys and release of Charges on Cash

                    We agree that:

                    (a) notwithstanding anything contained in Clause 21.1 (Payment) of the Facility Agreement, each Bank (as Bank and Participant) shall be unconditionally and irrevocably permitted (and is unconditionally and irrevocably authorised by MPL to) on 31st December, 2001 (the "Discharge Date") to apply all of the Deposit Moneys (as defined in each Charge on Cash to which it is a party) the subject of the Charge on Cash to which it is a party so as to discharge all amounts due to that Bank from the Borrowers under the Documents. For the avoidance of doubt, the amount to be applied on the Discharge Date shall be at least equal to the amount the Agent would have received on the date of payment in respect of the First Element of the Acceleration Sum if the Acceleration Sum Payment Date were to occur on that date, adjusted as described in Clause 9.1(b) of the Facility Agreement, or as the case may be 9.2(b); and

                    (b) subject to written confirmation by the Agent to the Borrowers on or after the Discharge Date, following application of the Deposit Moneys (as defined in each Charge on Cash to which it is a party) in accordance with paragraph (a) above, the Secured Liabilities (as defined in the Charge on Cash to which it is a party) shall have been discharged in full; and

                    (c) upon the expiry of the respective Security Period (but not otherwise), if requested by MPL each Bank shall, at the expense of MPL, execute a deed of release (or any other relevant release document reasonably requested by
                         MPL) in respect off the Charge on Cash to which it is a party.

                    3.   Representations

                    Each of MGL and MPL represent and warrant to each Bank and Participant that:

                    (i) it has the corporate power to enter and perform, and has taken all necessary action to authorise the entry into, performance and delivery of this letter; and

                    (ii) it has taken all corporate action necessary to
                         authorise the execution by it of this letter and this letter constitutes a legal, valid and binding obligation on it, enforceable against it in accordance with its terms.

                    4.   Costs and Expenses

                    MPL shall forthwith on demand pay to the Agent for the benefit of the Agent, the Banks and the Participants the amount of all costs and expenses (including legal fees) and any VAT thereon incurred in connection with the negotiation, preparation, printing and execution of this letter.

                    5.   Finance Documents

                    This letter is a Finance Document.

                    6.   Continued Effectiveness of Finance Documents

                    The entry into and the performance of this letter by the parties hereto shall not operate as a waiver of any of the Agent's, Bank's, Participant's or The Industrial Bank of Japan, Limited's rights under the Facility Agreement, IPDD or the Charges on Cash, as the case may be, and all such agreements shall remain in full force and effect except to the extent expressly adjusted by this letter.

                    This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

                    Please confirm your agreement to the terms of this letter by signing and returning to us the enclosed copy of this letter.

                    A person who is not a party to this letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter. This letter is governed by English law.

                    Yours faithfully,


                    /s/
                    ------------------------------------
                    for and on behalf of
                    TXU Europe Merchant Properties Limited




                    ------------------------------------
                    for and on behalf of
                    TXU Europe Merchant Generation Limited

Acknowledgement
We agree to the above

Date:  27 September 2001



/s/ N. R. Williams
--------------------------------------------------
for and on behalf of
The Industrial Bank of Japan, Limited
as agent for itself and the
other Banks and Participants


We agree to the above.


Dated:  27 September 2001



/s/ E. B. Pinneli
--------------------------------------------------
for and on behalf of
Societe Generale

We agree to the above


Date:  27 September 2001



/s/
--------------------------------------------------
for and on behalf of
The Bank of Nova Scotia